UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

BOLT TECHNOLOGY CORPORATION

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BOLT TECHNOLOGY CORPORATION
Four Duke Place

Norwalk, Connecticut 06854

SUPPLEMENT TO THE PROXY STATEMENT FOR
THE SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD NOVEMBER 17, 2014

November 10, 2014

These Definitive Additional Materials amend and supplement the definitive proxy statement dated October 7, 2014 (the “Definitive Proxy Statement”), initially mailed to shareholders on or about October 15, 2014 by Bolt Technology Corporation, a Connecticut corporation (“Bolt” or the “Company”), for a special meeting of shareholders of the Company to be held on November 17, 2014 at 10:00 a.m. local time, at the Doubletree Hotel located at 789 Connecticut Avenue, Norwalk, Connecticut 06854. The purpose of the special meeting is to consider and vote upon, among other things, a proposal to approve and adopt the Agreement and Plan of Merger, dated as of September 3, 2014 (the “Merger Agreement”), by and among Bolt, Teledyne Technologies Incorporated, a Delaware corporation (“Teledyne”) and Lightning Merger Sub Inc., a Connecticut corporation and a wholly owned subsidiary of Teledyne (“Merger Sub”), providing for the merger (the “Merger”) of Merger Sub with and into the Company, with the Company continuing as the surviving corporation and becoming a wholly owned subsidiary of Teledyne. These Definitive Additional Materials on Schedule 14A are being filed pursuant to a memorandum of understanding regarding the settlement of certain litigation relating to the Merger Agreement.

After careful consideration, the board of directors of the Company has unanimously approved the merger agreement and declared it to be advisable and fair to and in the best interests of the Company and its shareholders. The board of directors of the Company unanimously recommends that all shareholders vote “FOR” the proposal to approve and adopt the Merger Agreement, “FOR” the proposal to approve, by a non-binding advisory vote, the specified compensation arrangements disclosed in the Definitive Proxy Statement that will be payable to Bolt’s named executive officers in connection with the consummation of the Merger and “FOR” the proposal to approve the adjournment of the special meeting, if necessary or appropriate in the view of the board of directors, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve and adopt the Merger Agreement.

If any shareholders have not already submitted a proxy for use at the special meeting, they are urged to do so promptly. No action in connection with this supplement is required by any shareholder who has previously delivered a proxy and who does not wish to revoke or change that proxy.

If any shareholders have more questions about the Merger or how to submit their proxies or if any shareholder needs additional copies of the proxy statement, this supplement, the proxy card or voting instructions, please call our proxy solicitor Georgeson Inc., toll free at (888) 565-5190.

The information contained herein speaks only as of November 10, 2014 unless the information specifically indicates that another date applies.

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PROPOSED SETTLEMENT OF LITIGATION

As previously disclosed on page 47 of the Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) by the Company on October 7, 2014 (the “Definitive Proxy Statement”), five substantially similar putative class action complaints were filed in the Superior Court of the State of Connecticut naming the Company, the members of the Company’s board of directors (except that one complaint did not name, as a defendant, Joseph Espeso), Teledyne, and Merger Sub as defendants (collectively, the “Defendants”). The complaints alleged that the members of the Company’s board of directors breached their fiduciary duties to Bolt’s shareholders by agreeing to sell Bolt for inadequate and unfair consideration and pursuant to an inadequate and unfair process, and that Teledyne and/or Merger Sub aided and abetted those alleged breaches. Teledyne and/or Merger Sub removed all five cases to Federal Court. On October 23, 2014, amended complaints were filed in four of the cases. In the amended complaints the claims, relief sought, and Defendants remained the same, but after having reviewed the preliminary proxy statement filed by the Company, the plaintiffs added details regarding information that they allege should be disclosed to Company shareholders for them to make a fully informed decision whether to vote in support of the proposed transaction. On October 16, 2014, the court consolidated all of the cases identified above into Armin Walker v. Bolt Technology Corporation et al., C.A. No. 3:14-cv-01406, (the “Action”). On October 31, 2014, one of the five plaintiffs voluntarily dismissed her case, leaving four consolidated cases in the Action. On November 3, 2014, the Federal Court remanded the Action to state court in Connecticut, which also had the effect of returning the cases to four separate cases (the “Cases”). On November 10, 2014, one of the remaining four plaintiffs withdrew his case, leaving a total of three separate Cases.

On November 10, 2014, the Defendants entered into a memorandum of understanding (“MOU”) with the plaintiffs in the three pending Cases providing for the settlement of all claims in the Cases. Under the MOU, and subject to court approval and further definitive documentation, the plaintiffs on behalf of the putative class they represent have agreed to settle and release, against the Defendants and their affiliates and agents, all claims in the Action and Cases and any potential claim related to (i) the Merger and/or the Merger Agreement, or any amendment thereto; (ii) the adequacy of the consideration to be paid to the Company’s shareholders in connection with the Merger; (iii) the fiduciary obligations of any of the Defendants or other released parties in connection with Merger and/or the Merger Agreement, or any amendment thereto; (iv) the negotiations in connection and process leading to the Merger and/or the Merger Agreement, or any amendment thereto; and (v) the disclosures or disclosure obligations of any of the Defendants or other released parties in connection with the Merger and/or the Merger Agreement.

While the Company believes that no supplemental disclosure is required under applicable laws, in order to avoid the risk of the putative shareholder class actions delaying or adversely affecting the Merger and to minimize the expense of defending such actions, the Company has agreed, pursuant to the terms of the MOU, to make certain supplemental disclosures related to the proposed Merger, all of which are set forth below. The MOU contemplates that the parties will enter into a stipulation of settlement. The stipulation of settlement will be subject to customary conditions, including court approval following notice to the Company’s shareholders and court order barring members of the putative class from bringing the claims individually or on behalf of the same putative class. In the event that the parties enter into a stipulation of settlement, a hearing will be scheduled at which the Superior Court of Connecticut will consider the fairness, reasonableness, and adequacy of the settlement. If the settlement is finally approved by the court, it will resolve and release the Defendants from all claims in all actions that were or could have been brought challenging any aspect of the proposed Merger, the Merger Agreement, and any disclosure made in connection therewith, pursuant to terms that will be disclosed to shareholders prior to final approval of the settlement. In addition, in connection with the settlement, the parties contemplate that plaintiffs’ counsel in the Cases will file a petition in the Superior Court of Connecticut for an award of attorneys’ fees and expenses to be paid by the Company or its successor. The settlement, including the payment by the Company or any successor thereto of any such attorneys’ fees, is also contingent upon, among other things, the Merger becoming effective under Connecticut law. There can be no assurance that the Superior Court of Connecticut will approve the settlement contemplated by the MOU or that other litigation will not be commenced in the interim. In the event that the settlement is not approved and such conditions are not satisfied, the Defendants will continue to vigorously defend against the allegations in the Action and Cases, as well as in any other litigation that might be filed. If the Merger is approved by the shareholders and the other conditions to closing are satisfied, it is anticipated that the Merger will be consummated and this will occur prior to any such court approval regarding the settlement.

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The settlement will not affect the consideration to be paid to shareholders of the Company in connection with the proposed Merger or the timing of the special meeting of shareholders of the Company to be held on November 17, 2014 at 10:00 a.m. local time, at the Doubletree Hotel located at 789 Connecticut Avenue, Norwalk, Connecticut 06854 to consider and vote upon, among other things, the approval of the Merger Agreement.

SUPPLEMENTAL DISCLOSURES TO DEFINITIVE PROXY STATEMENT

In connection with the settlement of the shareholder lawsuit as described in these Definitive Additional Materials on Schedule 14A, the Company has agreed to make these supplemental disclosures to the Definitive Proxy Statement. This supplemental information should be read in conjunction with the Definitive Proxy Statement, which should be read in its entirety. Defined terms used but not defined herein have the meanings set forth in the Definitive Proxy Statement.

Approval and Adoption of the Merger Agreement—Background of the Merger

The following disclosure supplements the disclosure on page 26 of the Definitive Proxy Statement concerning the Background of the Merger.

Bolt made the decision to enter into an exclusivity agreement without engaging in a formal pre market check because the Board was well aware of the state of the seismic equipment and services industry and believed that Teledyne’s all cash offer at a price of $22.00 per share was a competitive offer that required serious consideration and one that might be at risk if the exclusivity requested by Teledyne was declined.

The following disclosure supplements the disclosure on page 27 of the Definitive Proxy Statement concerning the Background of the Merger.

Bolt made the determination to extend the exclusivity period to August 31, 2014 after consideration of the following factors: (i) Teledyne was unwilling to continue negotiations without an exclusivity agreement in place; (ii) Bolt had engaged Johnson Rice & Company LLC as its financial advisor on August 4, 2014 and received preliminary input on the strength of the offer and the likelihood of other potential bidders; and (iii) Bolt needed the informed advice of Johnson Rice in order to continue negotiations with Teledyne on an informed basis.

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Approval and Adoption of the Merger Agreement—Opinion of Our Financial Advisor

The following disclosure supplements the discussion at page 34 of the Definitive Proxy Statement in footnote 3 to the table included just after the fourth paragraph of the Selected Companies Analysis in the Opinion of Our Financial Advisor.

Johnson Rice calendarized management’s projections so that they could more accurately compare Bolt’s projections to other publicly traded companies that operate on a fiscal year ending December 31. All but two of the companies in the Selected Companies Analysis operated on a fiscal year ending December 31. To arrive at calendar year 2014 projections for Bolt, Johnson Rice used the third and fourth quarters from Bolt’s 2014 fiscal year and first and second quarters from Bolt’s 2015 fiscal year. To arrive at calendar year 2015 projections for Bolt, Johnson Rice used the third and fourth quarters from Bolt’s 2015 fiscal year and first and second quarters from Bolt’s 2016 fiscal year.

The following disclosure supplements the discussion at page 36 of the Definitive Proxy Statement in the first paragraph of the Discounted Cash Flow Analysis in the Opinion of Our Financial Advisor.

Johnson Rice adjusted management estimates through 2016 and then held them constant, as described in this paragraph based on its knowledge, experience, and expertise in the business and industry. Johnson Rice held management’s high, low, and base case estimates constant from years 2016-2018 based on its knowledge of the cyclical energy space and its analysis of the Company’s historical results.

The following disclosure supplements the discussion at page 36 of the Definitive Proxy Statement in the second paragraph of the Discounted Cash Flow Analysis in the Opinion of Our Financial Advisor.

Johnson Rice omits taxes from the calculation of free cash flows based on its experience analyzing businesses of this type.

The following disclosure supplements the discussion at page 36 of the Definitive Proxy Statement in the fourth paragraph of the Discounted Cash Flow Analysis in the Opinion of Our Financial Advisor.

Based on its expertise and experience in the industry Johnson Rice chose to use 15% as the cost of capital because it is standard in the industry.

The following disclosure supplements the discussion included at page 40 of the Definitive Proxy Statement in the tables included in the Certain Financial Projections subsection of the Opinion of Our Financial Advisor.

	Projected Fiscal Year		Projected Calendar Year
	Ending June 30,		Ending December 31,
	2014E	2015E	2014E	2015E
Revenue	$67,515	$65,126	$56,663	$74,921
Net Income	$8,148	$10,039	$5,664	$13,431
Fully Diluted Shares	8,749,204	8,749,204	8,749,204	8,749,204
Fully Diluted Earnings per Company Share	$0.93	$1.15	$0.65	$1.54
Operating Income	15,285	15,011	9,841	20,141
Less: Taxes	(5,354)	(5,172)	(3,382)	(6,919)
Plus: Depreciation	1,650	1,737	1,708	1,732
Plus: Stock Based Compensation	712	755	737	770
Less: Capital Expenditures	(1,000)	(1,000)	(1,000)	(1,000)
Less: Changes in Working Capital	-	-	-	-
Free Cash Flow (1)	$11,293	$11,331	$7,904	$14,723
EBITDA (2)	$17,647	$17,503	$12,286	$22,643

	Projected Fiscal Year		Projected Calendar Year
	Ending June 30,		Ending December 31,
	2014E	2015E	2014E	2015E
Net Income	$8,148	$10,039	$5,664	$13,431
Depreciation Expense	1,650	1,737	1,708	1,732
Stock Based Compensation	712	755	737	770
Interest Expense	-	-	-	-
Tax Expense	5,354	5,172	3,382	6,919
EBITDA Before Adjustments	$15,864	$17,703	$11,491	$22,853
Adjustments	1,783	(200)	795	(210)
Adjusted EBITDA	$17,647	$17,503	$12,286	$22,643

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ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed Merger, the Company filed the Definitive Proxy Statement and a form of proxy with the SEC on October 7, 2014 and the Definitive Proxy Statement and a form of proxy were mailed to the shareholders of record as of October 7, 2014, the record date fixed by the Company’s board of directors for the special meeting. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT CAREFULLY AND IN ITS ENTIRETY BECAUSE THE DEFINITIVE PROXY STATEMENT CONTAINS IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The Company’s shareholders will be able to obtain, free of charge, a copy of the Definitive Proxy Statement and other relevant documents filed with the SEC from the SEC’s web site at http://www.sec.gov. The Company’s shareholders will also be able to obtain, free of charge, a copy of the Definitive Proxy Statement and other relevant documents by directing a request by mail or telephone to Bolt Technology Corporation, Attn: Corporate Secretary, Four Duke Place, Norwalk, Connecticut 06854, telephone: (203) 853-0700.

PARTICIPANTS IN SOLICITATION

The Company and its officers, directors and certain other employees may be soliciting proxies from the Company’s shareholders in favor of the proposed Merger and may be deemed to be “participants in the solicitation” under the rules of the SEC. Information regarding the Company’s directors and executive officers is available in its Form 10-K/A, which was filed with the SEC on October 28, 2014. Shareholders may obtain additional information regarding the direct or indirect interests, by security holdings or otherwise, of the participants in the solicitation, which interests may be different from those of shareholders generally, by reading the Definitive Proxy Statement, which was filed with the SEC on October 7, 2014 and other relevant documents regarding the Merger when filed with the SEC.

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